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                                                                    EXHIBIT 5.01


                                January 18, 2002

Symantec Corporation
20330 Stevens Creek Blvd.
Cupertino, CA  95014-2132

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about January 22, 2002, in connection with the registration under the Securities Act of 1933, as amended, for resale by certain selling securityholders specified in the Registration Statement and the prospectus associated therewith, from time to time, of (i) $600,000,000 aggregate principal amount of your 3% convertible subordinated notes due November 1, 2006 (the "Convertible Notes") and (ii) an aggregate of 8,787,360 shares of your common stock (the "Stock") issuable upon conversion of the Convertible Notes, which Convertible Notes are convertible into such Stock at a conversion rate of 14.6456 shares per $1,000 principal amount of Convertible Notes, subject to adjustment in certain circumstances. The Stock and Convertible Notes may be sold by the selling securityholders (the "Selling Securityholders") that may be specified in the Registration Statement and the prospectus (the "Prospectus") associated therewith from time to time.

         In rendering this opinion, we have examined the following:

         (1) your Restated Certificate of Incorporation, filed with the Delaware Secretary of State on November 21, 1995, together with a Certificate of Designation filed with the Delaware Secretary of State on August 18, 1998, certified by the Delaware Secretary of State on October 23, 2001.

         (2)      your bylaws, certified by your Secretary on October 24, 2001.

         (3) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference, including the Indenture (the "Indenture"), dated October 24, 2001, between you and State Street Bank and Trust Company of California, N.A. (the "Trustee"), and the form of note representing the Convertible Notes.

         (4) the Prospectus prepared in connection with the Registration Statement.

         (5) the minutes of the meetings of the Board of Directors held on October 16, 2001 and October 23, 2001 and the minutes of the meeting of the Pricing Committee of the Board of Directors held on October 18, 2001.

         (6) a certificate from your transfer agent of even date herewith verifying the number of your issued and outstanding shares of capital stock as of the date hereof and a
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                  list of option and warrant holders respecting your capital stock and of any rights to purchase capital stock that was prepared by you and dated January 18, 2002, verifying the number of such issued and outstanding securities.

         (7) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations (the "Management Certificate").

         (8) a Purchase Agreement, dated October 18, 2001, between the Company and the Initial Purchaser.

         (9) a Cross-Receipt by Symantec Corporation and Credit Suisse First Boston Corporation, dated as of October 24, 2001.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents (except for the due authorization, execution and delivery of the indenture by the Company) where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by your authorized officers or their agents.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by your representatives to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         This opinion is qualified by, and is subject to, and we render no opinion with respect to, general limitations and exceptions applicable to all contracts, including, without limitation:

         (a) the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally; and

         (b) the effect of general principles of equity and similar principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.
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         In addition, we render no opinion with respect to the validity, binding effect or enforceability of (a) Section 6.7 of the Indenture entitled "Stay, Extension and Usury Laws," and (b) any provisions of the Indenture purporting to impose penalties or any increase in interest rate to the extent they constitute a penalty or are otherwise contrary to public policy.

         For the purposes of this opinion, we have also assumed that: (a) the Trustee has all requisite power and authority, and has taken any and all corporate, partnership or other action necessary, for the due authorization by the Trustee of the Trustee's execution, delivery and performance of the Indenture and all other related documents signed by or on behalf of, or actions taken by or on behalf of, the Trustee and the performance by the Trustee of all the Trustee's obligations thereunder; (b) the Trustee's certificate of authentication of the Convertible Notes have been manually signed by one of the Trustee's authorized officers; and (c) the Indenture has been duly executed and delivered by all signatories thereto other than the Company. We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (a) the existing federal laws of the United States of America, (b) the laws of the State of California, (c) with respect to the validity of corporate action and the requirements for the issuance of convertible notes and stock, the Delaware General Corporation Law, the Delaware constitution and reported judicial decisions relating thereto as in effect on the date hereof, and (d) with respect to the opinion expressed in clause (i)(b) of the penultimate paragraph of this letter and only insofar as such opinion relates to the valid and legally binding nature of, and the enforceability of, the Convertible Notes, the laws of the State of New York as in effect on the date hereof (which we have assumed to be the governing law with respect to enforceability of the Indenture).

         We have made no inquiry into, and express no opinion with respect to, any statutes, orders, rules, regulations, treaties or common laws of any other nation, state or jurisdiction.

         In rendering this opinion, we have also assumed that, at the time of any issuance of any shares of Stock, the number of shares of Stock so issued will not exceed that number of shares of common stock of the Company obtained by subtracting from the number of shares of common stock of the Company then authorized under your Certificate of Incorporation: (a) the number of shares of common stock of the Company that are then issued and outstanding and (b) the number of shares of common stock of the Company that are then reserved for issuance or otherwise are issuable pursuant to your then outstanding commitments or obligations.

         Based upon the foregoing, it is our opinion that (i) the Convertible Notes are (a) validly issued, and (b) are valid and legally binding obligations enforceable in accordance with their terms, and (ii) upon issuance of the Stock the up to 8,787,360 shares of Stock, when issued, sold and delivered upon conversion of the Convertible Notes in accordance with their terms, that may be sold by the Selling Securityholders pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date
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and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the resale of the Convertible Notes by the selling securityholders and Stock issuable upon conversion of the Convertible Notes by the selling securityholders, pursuant to the Registration Statement, and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein.

                                                     Very truly yours,

                                                     /s/ FENWICK & WEST LLP


                                                     FENWICK & WEST LLP